EXHIBIT A                                           Exhibit 99.1 to Registration
Statement


                         AMENDED SUBSCRIPTION ORDER FORM




General

This form is to be completed and returned to SUMMIT LIFE CORPORATION (the "Company") by all persons electing to subscribe for shares of Common Stock of the Company. Before completing this subscription order form, you are urged to read carefully the Prospectus mailed to you with this form, and, if you have any questions, to refer to the accompanying "Questions and Answers" supplement. IF YOU DO NOT COMPLETE AND SIGN THIS SUBSCRIPTION ORDER FORM PROPERLY, IT MAY BE REJECTED.

The Offering will commence on the date of the Prospectus and continue until midnight, Oklahoma City, Oklahoma time, on _____________, 2002. If a minimum of at least 200,000 shares is sold, the Company may terminate the offering at any time and at less than the maximum offering of 1,000,000 shares. However, in no event will the offering extend beyond _____________, 2002. If a minimum of at least 200,000 shares has not been sold by _____________, 2002, the Company will promptly return all investors' funds, with interest. Interest on subscriptions is not otherwise payable.

              ----------------------------------------------------

Number of Shares

Fill in the number of shares you wish to purchase (which must be a whole number and which must be at least 100):

--------------------------------------------------------------------------------
 Number of Shares to be Purchased   X  Subscription Price  =      Amount Due
---------------------------------- --- ------------------ --- ------------------


--------------------------------------------------------------------------------


              ----------------------------------------------------
Payment

If you are purchasing shares, you must enclose a check or money order in U.S. dollars representing "good funds" payable to "Summit Life Corporation" for the total amount of your purchase, as indicated above.

When you have completed this Subscription Order Form, please mail the form with your check or money order in the postage-paid envelope provided. Your Subscription Order Form and payment in full must be received by the Company by midnight, Oklahoma City time, on ________________, 2002. If the postage-paid envelope is lost, your Subscription Order Form and payment in full should be returned by mail to Summit Life Corporation, P.O. Box 15808, Oklahoma City, Oklahoma 73155. If delivered by hand, express mail or overnight courier, deliver to Summit Life Corporation, 3021 Epperly Drive, Oklahoma City, Oklahoma 73155. Stock certificates will be mailed to you within 10 days after the closing of the Offering.

              ----------------------------------------------------



                       Page 1 of Subscription Order Form

Stock Registration

                             (PLEASE PRINT CLEARLY)

Please indicate the name(s) in which your stock should be registered and check the appropriate box for the form in which your stock should be registered.

Name:



--------------------------------------------------------------------------------
(First Name)   (M.I.)    (Last Name)   (Social Security # or Tax ID #)
                                       (stock certificate will show this number)



--------------------------------------------------------------------------------
(First Name)   (M.I.)    (Last Name)   (Social Security # or Tax ID #)
                                       (stock certificate will show this number)

Street Address:



--------------------------------------------------------------------------------
           (City)                   (State)                   (Zip Code)


Form of Stock Ownership (check one):

  (___)  Corporation

  (___)  Partnership

  (___)  Individual

  (___)  Joint Tenants with Right of Survivorship

  (___)  Tenants in Common

  (___)  Individual Retirement Account (IRA)

  (___)  Keogh Plan

  (___) As Custodian for ______________ under Uniform Gift to Minors Act of the State of ________________

  (___)  As Trustee for ________________________________________________________

         Date of Trust __________________

  (___)  As Executor for _______________________________________________________

  (___)  Other:  _______________________________________________________________

           -----------------------------------------------------------


                       Page 2 of Subscription Order Form

Telephone Numbers

Please provide a phone number at which you can be reached in the event that we have questions regarding the information that you have supplied:


  Daytime  (_____)________________________


  Evening (_____) ________________________

              ----------------------------------------------------

Acknowledgments and Signature

In order for you to purchase shares of the Company's Common Stock in the Offering, you must sign this Subscription Order Form and date it.

Please sign exactly as you have printed your name in this Form. If you have listed more than one name in this Form, all those listed must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If signing for a corporation, sign by an authorized officer and indicate title. If a partnership, sign in the name of an authorized person.


I (we) acknowledge receipt of the Prospectus and my (our) offer to purchase shares, as set forth on this Subscription Order Form. Under penalties of perjury, I (we) certify that (1) the social security number or tax ID numbers given above is (are) correct; and (2) I (we) am (are) not subject to backup withholding tax (you must cross out #2 if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of reporting interest or dividends on your tax return).


SIGNATURE:                                         DATE:



----------------------------------------           -----------------------------




SIGNATURE: (if second signature required)          DATE:



----------------------------------------           -----------------------------



IF YOU HAVE ANY QUESTIONS, PLEASE CALL THE COMPANY AT (405) 677-0781.




                       Page 3 of Subscription Order Form

                                                                       EXHIBIT B


                            SUMMIT LIFE CORPORATION

                            OFFERING OF COMMON STOCK
                                 $1.00 PER SHARE


                              QUESTIONS AND ANSWERS


         Summit Life Corporation (the "Company"), the parent company of Great Midwest Life Insurance Company, is conducting a public offering. One million (1,000,000) shares of the Company's Common Stock will be offered to the public. The following information is designed to answer several basic questions about the Offering and the transactions to be completed by the Company as a result of conducting the public offering. Please refer to the Prospectus for a detailed explanation of the Offering. If you have any questions, please contact the Company at 1-405-677-0781.

1.       WHAT IS THE OFFERING?

         The Offering is the transaction by which the Company is offering to sell its Common Stock to the public.

2. AM I ELIGIBLE TO PARTICIPATE IN THE OFFERING IF I AM ALSO A POLICYHOLDER WITH THE COMPANY'S SUBSIDIARY LIFE INSURANCE COMPANY?

         Yes. Being a policyholder with the Company's life insurance subsidiary does not preclude you from purchasing shares in this Offering.

3.       WILL THE COMPANY'S OFFERING AFFECT MY INSURANCE POLICY?

         No. The Offering will not, in any way, change premiums or reduce policy values, guarantees or any other obligations of the life insurance subsidiary to its policyowners.

4.       HOW MANY SHARES OF COMMON STOCK CAN I BUY AND WHAT IS THE PRICE?

         You may subscribe for a minimum of 100 shares, at a per share subscription price of $1 (the "Subscription Price").

5.       ARE THERE ANY RISKS ASSOCIATED WITH AN INVESTMENT IN THE COMMON STOCK?

         As with any stock, there are certain risks inherent in an investment in the Common Stock. These risks are discussed in detail in the "Risk Factors" section of the Prospectus beginning on page 5 of the Prospectus and in other areas of the Prospectus. As a potential investor, you should carefully consider the "Risk Factors" section and other information in the Prospectus prior to making an investment decision regarding the Common Stock.


                          Questions and Answers-Page 1

6.       HOW DO I SUBSCRIBE FOR SHARES?

         (1) Complete and sign the enclosed Subscription Order Form related to the Offering;

         (2) Mail the Subscription Order Form with a check or money order (a certified check is acceptable, but not required) for the number of shares in the enclosed envelope. The envelope is for United States Postal Service Priority Mail. It is pre-addressed and postage-paid. You can send it by (1) dropping it off at your local post office or (2) placing it in a mailbox.

                  If you misplace the envelope, mail your Subscription Order Form and payment to:

                           Summit Life Corporation
                           P.O. Box 15808
                           Oklahoma City, Oklahoma 73155

                  or, if delivery is by hand, express mail or overnight courier, use the following address:

                           Summit Life Corporation
                           3021 Epperly Dr.
                           Oklahoma City, Oklahoma 73155

                  Note: Your check must be in "good funds" meaning that: it must be drawn on a U.S. bank, payable in U.S. dollars; a check returned for insufficient funds is not "good funds"--at the option of the Company it may be returned to the sender with no attempt to redeposit. A money order must be payable in U.S. dollars.

7.       WHAT IS THE SUBSCRIPTION ORDER FORM?

         The Subscription Order Form is the document that you must complete, sign and return to the Company in order to purchase shares in the Offering. The document requires certain important information, such as your name, address and social security number, or Taxpayer Identification Number, as appropriate. The Subscription Order Form also requires you to confirm that you have received the Prospectus. A Subscription Order Form is included in this Subscription Package. Photocopies of the Subscription Order Form may be returned to the Company, but must include your original signature.

8.       WHAT FORM OF PAYMENT SHOULD I USE WHEN I RETURN THE SUBSCRIPTION  ORDER
         FORM?

         Payment may be made only by check or money order. Cash or credit card payments will not be accepted. Upon receipt of your Subscription Order Form by the Company, your check or money order will be deposited by the Company in an account with the Escrow Agent, for safekeeping until the earlier of (i) the release of funds from escrow, upon the obtaining of subscriptions for at least 200,000 shares, or (ii) the termination of the Offering, if the Company has not accepted subscriptions and payment in full for an aggregate of at least 200,000 shares by _________________, 2002.

9.       WHO SHOULD BE THE PAYEE ON MY CHECK OR MONEY ORDER?

         Your check or money order should be made payable to "Summit Life Corporation." Please ensure your name is on your check or shown as the remitter on a money order.

10.      HOW SHOULD I RETURN MY SUBSCRIPTION ORDER FORM?

         Return your fully completed and signed Subscription Order Form along with your check or money order to the Company in the enclosed envelope. If you lose the envelope, the address is listed in Question 6.



                          Questions and Answers-Page 2

11.      WILL I EARN  INTEREST  ON FUNDS  SUBMITTED  TO  PURCHASE  SHARES IN THE
         OFFERING?

         Funds you submit to purchase shares in the Offering will not earn interest unless the Offering is terminated, under the circumstances described in Question 8. That is, if a minimum of at least 200,000 shares has not been sold by ________________, 2002, the Company will promptly return all investors' funds, with interest. Interest on
         subscriptions is not otherwise payable.                    ------------
         ---------------------------------------

12. WHAT IS THE DEADLINE TO SUBMIT MY SUBSCRIPTION ORDER FORM AND CHECK FOR GOOD FUNDS TO THE COMPANY?

         The Company must accept subscriptions and payment in full for at least 200,000 shares by ______________, 2002. Otherwise, the Company will terminate the Offering and return all investors' funds, with interest.

13. CAN I FIND OUT IF MY SUBSCRIPTION ORDER FORM HAS BEEN RECEIVED BY THE COMPANY PRIOR TO THE CLOSING OF THE OFFERING?

         Yes, an acknowledgment of receipt will be mailed by the Company to you.

14. MAY I REVOKE MY SUBSCRIPTION ORDER FORM ONCE IT HAS BEEN RECEIVED BY THE COMPANY?

         No. Once your Subscription Order Form has been received by the Company, it is irrevocable. After the Company has completed the public offering, you can buy/sell shares as with any other publicly traded stock.

15.      IF I SUBMIT MY CHECK OR MONEY  ORDER  FOR GOOD  FUNDS  TOGETHER  WITH A
         PROPERLY   COMPLETED  AND  SIGNED   SUBSCRIPTION  ORDER  FORM,  WILL  I
         DEFINITELY BECOME A STOCKHOLDER OF THE COMPANY?

         Not necessarily. As stated above in answer to Question 12, the Company will terminate the Offering if it does not accept subscriptions and payment in full for at least 200,000 shares by _________________, 2002. If this occurs, your funds would be returned in full, with interest.

16.      WHEN CAN I EXPECT TO RECEIVE THE STOCK CERTIFICATE FOR MY COMMON STOCK?

         It is expected that the Offering will close on _________________, 2002, unless terminated at an earlier date. A stock certificate for your shares and any refund check, if applicable, will be mailed to you within 10 days thereafter.

17.      HOW MANY  STOCK  CERTIFICATES  WILL I  RECEIVE  FOR MY SHARES OF COMMON
         STOCK?

         You will receive one stock certificate representing all shares of Common Stock purchased by you in the Offering.

18. WHAT IF MY ADDRESS CHANGES EITHER DURING THE SUBSCRIPTION OFFERING OR BEFORE I RECEIVE MY STOCK CERTIFICATE?

         The stock certificate will be mailed to the address provided in the Subscription Order Form. Therefore, it is your responsibility to provide appropriate forwarding instructions to your post office, or, when completing your Subscription Order Form, provide an address where you will be sure your mail will be safely received.

19. WILL I BE CHARGED A COMMISSION ON THE PURCHASE OF THE COMMON STOCK IN THE OFFERING?

         Shares of the Common Stock will be marketed through Charles L. Smith, President, Chief Operating Officer and a Director of the Company, and Mr. Smith will not receive any commissions or other form of remuneration based on the sale of the shares. After the minimum amount of the Offering ($200,000) has been raised, the Company may enter into an agency agreement with one or more registered broker-dealers or registered sales agents for the sale of shares, in which event the Company may pay participating registered broker-dealers or registered sales agents commissions of up to 6% of the offering price of shares actually sold by them. However, the Company has no agreements with anyone to pay any such fees or commissions.


                          Questions and Answers-Page 3

20.      CAN I  PURCHASE  SHARES  OF COMMON  STOCK IN THE  OFFERING  THROUGH  MY
         BROKER?

         No. Shares offered in the Offering may be purchased only through the subscription process described in the Prospectus and in the Subscription Order Form. After the Company has completed the public offering, its Common Stock can be bought/sold like any other common stock.

21. WHAT STOCK EXCHANGE WILL THE COMMON STOCK BE TRADED ON AND WHAT WILL THE TICKER SYMBOL BE?

         The Company's Common Stock is not listed on an exchange. The Company will continue to file quarterly, annual and other reports with the Securities and Exchange Commission. The availability to the public of such information enables the Company's Common Stock to be tradable even in the absence of an exchange listing. Securities which are not listed on any stock exchange but which are publicly traded are said to be "over the counter" securities. The Company's Common Stock is currently traded in the "over-the-counter" market. The Company will undertake to make publicly available whatever information is necessary in order for the Company's Common Stock to continue to be traded in the "over-the-counter" market. The Company's ticker symbol for the Common Stock is SUMC.

22.      CAN I CALL THE COMPANY WITH ANY QUESTIONS?

         You may call the Company at 1-405-677-0781.






                            __________________, 2002




    THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK.
                 THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.








                          Questions and Answers-Page 4